UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 8, 2022

Entergy Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-11299	72-1229752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

639 Loyola Avenue, New Orleans, Louisiana		70113
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(504) 576-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered

Common Stock, $0.01 Par Value	ETR	New York Stock Exchange
Common Stock, $0.01 Par Value	ETR	NYSE Chicago, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01 Other Events.

As previously disclosed, on January 11, 2021, Entergy Corporation (the “Company” or “Entergy”) entered into an Equity Distribution Sales Agreement, dated January 11, 2021, which was supplemented on May 9, 2022 (the “Sales Agreement”), with BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC and Wells Fargo Securities, LLC, as sales agents and as forward sellers, and Bank of America, N.A., Citibank, N.A., JPMorgan Chase Bank, National Association, New York Branch, Mizuho Markets Americas LLC (with Mizuho Securities USA LLC acting as agent) and Wells Fargo Bank, National Association, as forward purchasers (the “Forward Purchasers”), relating to an at the market equity distribution program relating to shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) having an aggregate gross sales price of up to $2,000,000,000. In connection with the Sales Agreement, the Company entered into master forward confirmations executed by and between the Company and each of the Forward Purchasers on January 11, 2021 (each a “Master Forward Confirmation”). Pursuant to the Master Forward Confirmations, to date, the Company has entered into six supplemental confirmations (collectively, the “Forward Sale Agreements”). See Note 3 to the financial statements in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 for more information relating to the Forward Sale Agreements.

On November 8, 2022, the Company physically settled all of its obligations under the Forward Sale Agreements (except its obligations under the Supplemental Confirmation, dated September 23, 2022, between the Company and JPMorgan Chase Bank, National Association, New York Branch (the “JPMorgan Forward Sale Agreement”) with respect to 200,000 shares of Common Stock) by delivering an aggregate of 7,488,419 shares of Common Stock in exchange for total cash proceeds of approximately $830 million. On November 10, 2022, the Company gave notice to physically settle its obligations under the JPMorgan Forward Sale Agreement with respect to the remaining 200,000 shares of Common Stock on November 15, 2022, for total cash proceeds of approximately $23 million. The forward sale prices used to determine the cash proceeds received by the Company under the Forward Sale Agreements were calculated based on the initial forward sale prices stated in the respective Forward Sale Agreement as adjusted in accordance therewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
(Registrant)
Date: November 10, 2022
/s/ Barrett E. Green
(Signature) Barrett E. Green Vice President and Treasurer